Exhibit 99.1

FOR IMMEDIATE RELEASE

Village Farms International’s Q1/25 Results Demonstrate Successful Focus on Profitable Sales and International Expansion

Company Simultaneously Announces Transformative Transaction to Privatize Certain Fresh Produce Segment Assets

and Focus Resources on Global Cannabis Growth Opportunities

•
Canadian Cannabis Delivers Strongest EBITDA Performance in 3 Years; Maintains Top 3 Market Share Nationally Despite Reduction in Lower-Margin Branded Sales
•
Canadian Cannabis Net Income and Adjusted EBITDA Increased 258% and 64% Year-over-Year
•
International Medical Export Cannabis Sales Increased 285% Year-Over-Year
•
Commenced Cannabis Sales in Netherlands, the Company’s First European Recreational Market

Vancouver, BC, May 12, 2025 – Village Farms International, Inc. (“Village Farms” or the “Company”) (NASDAQ: VFF) today reported its financial results for the first quarter ended March 31, 2025. All figures are in U.S. dollars unless otherwise indicated.

The Company simultaneously announced in a separate news release that is has entered into a definitive agreement with a newly-formed holding company (“Vanguard Food LP” or “Vanguard”) backed by private investment firms including Sweat Equities to privatize certain assets and operations of its Fresh Produce division. The transaction will create a new, privately held joint venture with Village Farms as a minority investor, simultaneously enabling the Company to focus on its growing global cannabis business and repositioning its fresh produce business to flourish independently with new strategic capital partners.

Village Farms is expected to receive $40 million in cash proceeds, as well as a 37.9% equity ownership interest in Vanguard upon closing of the transaction, which is expected to occur during the second quarter of 2025.

Management Commentary

President and Chief Executive Officer Michael A. DeGiglio commented, “Today’s announcements reflect a transformative change for Village Farms which we believe will unlock tremendous long-term value for both our cannabis and produce businesses. Our ownership interest in Vanguard improves upside potential for our legacy produce business, with experienced industry partners who have created significant value for shareholders in the past and are committed to executing a roll-up strategy of other produce assets. It also allows our proven cannabis teams to focus on growing our global cannabis business, while maintaining substantial future expansion potential to continue building our reputation as one of the largest and most respected scaled cultivators and marketers of cannabis on the planet.”

“Our first quarter results demonstrate success in our strategy to drive more profitable sales in Canadian Cannabis, with our strongest quarter of adjusted EBITDA performance in three years and another quarter of healthy cash flow from operations. Sales of higher margin medical exports from Canada grew 285% year-over-year, contributing to gross margin expansion in Canadian Cannabis to 36% and placing us firmly on track to meet our stated target of tripling international export sales in 2025. We are maintaining a top market share position in Canada despite our reduction in lower-margin branded sales, and feel confident in our ability to drive operating leverage through the business as our international revenues continue to increase.”

“The first quarter also saw the initial contribution of our first European recreational cannabis sales through our Leli Holland subsidiary in the Netherlands, where sales began in late February. Our Phase I operations are now fully ramped, and we are feeling very confident about the quality of our products and position in this new marketplace. We are continuing to introduce new products into the market and expect to complete our Phase II facility in Groningen in Q1 2026. The completion of our Phase II facility is expected to quintuple our annual production capacity, and given the more favorable margin profile of our Netherlands recreational sales, we believe this will position us to drive a very strong year of profitable growth in 2026.”

FIRST Quarter 2025 Financial Highlights

(All comparable periods are for the first quarter of 2024 unless otherwise stated)

Consolidated Results

•
Consolidated performance was impacted by a $4.3 million incremental accounting charge related to increased cost of sales in Fresh Produce due to the impact of dust storms that occurred at Texas facilities in March and April, negatively impacting the overall crop yield from greenhouses for the crop ending in June 2025;
•
Consolidated sales were $77.1 million compared with $78.1 million;
•
Consolidated net loss was ($6.7 million), or ($0.06) per share compared to ($2.9 million), or ($0.3) per share;
•
Consolidated adjusted EBITDA (a non-GAAP measure) was $0.1 million compared with $3.6 million; and
•
Consolidated cash flow from operations was ($6.4 million) compared with ($50,000).

Canadian Cannabis

•
Net sales were $34.8 million (C$50.0 million) compared with $37.4 million (C$50.5 million), with the decrease in US dollars almost entirely due to currency exchange fluctuations;
•
Retail branded sales decreased 20%, international medical export sales increased 285%, non-branded (wholesale) sales increased 3% (in Canadian dollars);
•
Gross margin increased to 36% compared with 25% (in Canadian dollars), with the increase due primarily to higher international medicinal export sales, as well as stronger profitability of non-branded sales;
•
Net income increased 258% to $3.0 million (C$4.3 million) from $0.8 million (C$1.1 million);
•
Adjusted EBITDA increased 64% to $6.7 million (C$9.6 million) from $4.1 million (C$5.5 million); and
•
Cash flow from operations was $3.2 million (C$4.6 million) compared with $4.4 million (C$5.9 million).

U.S. Cannabis (Balanced Health Botanicals)

•
Net sales were $3.9 million compared with $4.5 million;
•
Gross margin was 66% compared with 59%;
•
Net income was $58,000 compared with a net loss of ($0.7 million) with the improvement driven by stronger gross margin and more efficient marketing and brand spend; and
•
Adjusted EBITDA was $0.1 million compared with ($0.6 million).

Netherlands Cannabis (Leli Holland)

Leli Holland commenced sales during the first quarter of 2025. Leli Holland was not operational during the comparable quarter of 2024. As a result, comparative financial performance to the prior-year quarter is not meaningful.

•
Net sales were $0.5 million;
•
Net loss was $0.2 million; and
•
Adjusted EBITDA was $0.1 million.

Village Farms Fresh (Produce)

•
Sales increased 4% to $37.4 million from $36.1 million, with the increase driven by an increase in volume from supply partners, offset by lower average selling prices as compared to the prior-year quarter;
•
Gross margin was impacted by an incremental accounting charge of $4.3 million due to dust storms that occurred in March and April 2025 and negatively impacted the overall crop from its greenhouses, driving a negative gross margin of ($4.2 million).
•
Net loss was ($7.8 million) compared with a net income of $0.1 million, with the variance driven by the negative impact of the dust storms that occurred in March and April 2025; and
•
Adjusted EBITDA was ($5.1 million) compared with $2.0 million.

Strategic Growth and Operational Highlights

Canadian Cannabis

•
Maintained top three overall market share in Canada1 and number one position in dried flower during the first quarter despite reductions in sales of lower-margin branded products;
•
Returned to the high end of its targeted gross margin range of 30-40% and delivered its highest quarter of adjusted EBITDA performance in three years;
•
Subsequent to quarter end, refinanced its syndicated Canadian Cannabis Term Loans, consolidating its three previous loans into one credit facility with two of its existing lenders. The new Canadian cannabis credit facility carries a variable interest rate below 8.0 percent, reflecting a 50 basis point improvement to the previous interest rate, as well as improved financial covenants and a maturity date of February 7, 2028, replacing its previous credit facilities maturing on February 7, 2026.

1. For the first quarter of 2025. Based on estimated retail sales from HiFyre, other third parties and provincial boards.

International Medical Cannabis Exports (Reported Within Canadian Cannabis)

•
International sales increased 285% year-over-year in the first quarter with continued growth in shipment volumes to Australia, Germany and the United Kingdom;
•
Continue to hold leading cultivars in the German market through third-party distributors1;
•
During the first quarter, expanded international medical cannabis distribution to New Zealand through a supply agreement with Medleaf Therapeutics, an established New Zealand-based medical cannabis company with a comprehensive distribution network; and
•
The Company continues to expect that international medical export sales will triple in fiscal year 2025, as compared to fiscal year 2024.

1. Based on rankings compiled by German outlet Flowzz.

Netherlands Cannabis (Leli Holland)

•
Commenced sales to Dutch coffeeshops in February 2025, consistent with its previously-disclosed timeline; and,
•
Broke ground on a Phase II indoor cultivation facility in the town of Groningen. The Phase II facility is expected to be completed in Q1 2026 and to quintuple annual production capacity.

U.S. Cannabis

•
Balanced Health Botanicals' CBDistillery™ announced that its full range of hemp-derived gummies are now manufactured in-house at its GMP-certified facility south of Denver, Colorado. Internalization of manufacturing is expected to enable greater innovation, operational flexibility, and inventory control in the future; and,
•
The Company's application for a Texas medicinal marijuana license remains pending review by the Department of Public Services. If awarded, the Company plans to work with its listing authority to structure an acceptable ownership structure and comply with all applicable regulatory requirements.

VF Fresh (Produce)

•
Subsequent to quarter end, announced a transformative transaction to privatize certain assets and operations of its Fresh Produce segment. Under the terms of the agreement, the Company will privatize Produce segment operations, including its Marfa II and Fort Davis greenhouses, and all of its produce distribution centers, through a series of asset and lease transfers, for total consideration of $40 million and a 37.9% equity ownership interest in Vanguard Food LP, a new, private-equity-backed joint venture with private investment firms including Sweat Equities.
•
Vanguard is expected to be backstopped by additional capital commitments to execute a M&A roll-up strategy of other produce brands and assets in North America. The transaction is expected to close during the second quarter of 2025.
•
Village Farms will retain ownership of all its Canadian greenhouse assets, and Texas-based Marfa I and Monahans greenhouse assets for potential future cannabis market optionality.

Corporate

•
Appointed Yvonne Trupiano, who has led human resources functions for public and private companies across various industries and sizes, mostly at Fortune 500 global companies, as Executive Vice President and Global Chief Human Resources Officer;
•
Subsequent to quarter end, the Nasdaq approved the Company’s request for a 180-calendar day extension (the “Extension”) to regain compliance with the minimum closing bid price of US$1.00 per share listing requirement (NASDAQ Listing Rule 5550(a)(2). As a result of the Extension, the Company now has until October 13, 2025 to regain compliance with the Minimum Bid Requirement;
•
Subsequent to quarter end, the Company amended its loan with Farm Credit Canada (“FCC Loan”) to among other things, replace the fixed charge ratio covenant with a more favorable liquidity coverage ratio covenant. This amendment was a result of the Company’s considerable expansion and growth of Village Farms’ business since entering into the original credit agreement in 2013, as well a recognition of the Company’s stronger strategic focus on its growing cannabis business.

Canadian Cannabis Performance Summary

(millions except % metrics)	Three Months Ended March 31,
	2025		2024
	CAD $	USD $	CAD $	USD $	Change of CAD $
Total Net Sales	$50.0	$34.8	$50.5	$37.4	-1%
Total Cost of Sales	$32.1	$22.4	$37.7	$27.9	-15%
Gross Profit	$17.9	$12.4	$12.8	$9.5	40%
Gross Margin %	36%	36%	25%	26%	41%
SG&A	$12.6	$8.8	$10.4	$7.7	21%
Net income	$4.3	$3.0	$1.1	$0.8	291%
Adjusted EBITDA (1)	$9.6	$6.7	$5.5	$4.1	75%
Adjusted EBITDA Margin (1)	19%	19%	11%	11%	76%
Cash flow from Operations	$4.6	$3.2	$6.1	$4.4	-25%

Canadian Cannabis’ Composition of Sales by Channel

(millions except % metrics)	Three Months Ended March 31,
	2025		2024
	CAD $	USD $	CAD $	USD $	Change of CAD $
Retail Branded Sales	$52.7	$36.7	$65.8	$48.7	-20%
Non-Branded Sales	9.0	6.3	8.7	6.5	3%
International Sales	7.7	5.4	2.0	1.5	285%
Other	0.6	0.4	0.6	0.4	0%
Less: Excise Taxes	(20.0)	(13.9)	(26.6)	(19.7)	-25%
Net Sales	$50.0	$34.8	$50.5	$37.4	-1%

Presentation of Financial Results

The Company’s financial statements for the three months ended March 31, 2025, as well as the comparative periods for 2024, have been prepared and presented under United States Generally Accepted Accounting Principles (“GAAP”).

RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

	Three Months Ended March 31,
	2025	2024
Sales	$77,074	$78,077
Cost of sales	(65,734)	(62,564)
Gross profit	11,340	15,513
Selling, general and administrative expenses	(16,779)	(16,387)
Interest expense	(706)	(917)
Interest income	75	206
Foreign exchange loss	(84)	(878)
Other income	22	104
Loss before taxes	(6,132)	(2,359)
Provision for income taxes	(983)	(320)
Loss including non-controlling interests	(7,115)	(2,679)
Less: net loss (income) attributable to non-controlling interests, net of tax	412	(173)
Net loss attributable to Village Farms International Inc. shareholders	$(6,703)	$(2,852)
Adjusted EBITDA (1)	$81	$3,591
Basic loss per share	$(0.06)	$(0.03)
Diluted loss per share	$(0.06)	$(0.03)

(1)
Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience through March 31, 2024, 80% interest in Rose LifeScience beginning on April 1, 2024, 85% interest in Leli through September 22, 2024, and our 100% interest in Leli beginning on September 23, 2024.

We caution that our results of operations for the three months ended March 31, 2025, and 2024 may not be indicative of our future performance.

SEGMENTED RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

	For The Three Months Ended March 31, 2025
	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Netherlands Cannabis	Corporate	Total
Sales	$37,421	$34,837	$3,904	$426	$486	$—	$77,074
Cost of sales	(41,703)	(22,362)	(1,311)	(73)	(285)	—	(65,734)
Selling, general and administrative expenses	(2,875)	(8,762)	(2,535)	(28)	(439)	(2,140)	(16,779)
Other (expense) income, net	(531)	(202)	—	—	—	40	(693)
Operating (loss) income	(7,688)	3,511	58	325	(238)	(2,100)	(6,132)
Provision for income taxes	(69)	(891)	—	—	(4)	(19)	(983)
(Loss) income from consolidated entities	(7,757)	2,620	58	325	(242)	(2,119)	(7,115)
Less: net loss attributable to non-controlling interests, net of tax	—	412	—	—	—	—	412
Net (loss) income	$(7,757)	$3,032	$58	$325	$(242)	$(2,119)	$(6,703)
Adjusted EBITDA (1)	$(5,122)	$6,698	$114	$325	$77	$(2,011)	$81
Basic (loss) income per share	$(0.07)	$0.03	$0.00	$0.00	$(0.00)	$(0.02)	$(0.06)
Diluted (loss) income per share	$(0.07)	$0.03	$0.00	$0.00	$(0.00)	$(0.02)	$(0.06)

	For The Three Months Ended March 31, 2024
	VF Fresh (Produce)	Canadian Cannabis	U.S. Cannabis	Clean Energy	Netherlands Cannabis	Corporate	Total
Sales	$36,094	$37,446	$4,537	$—	$—	$—	$78,077
Cost of sales	(32,784)	(27,938)	(1,842)	—	—	—	(62,564)
Selling, general and administrative expenses	(2,693)	(7,704)	(3,406)	(20)	(363)	(2,201)	(16,387)
Other expense, net	(503)	(401)	—	—	—	(581)	(1,485)
Operating income (loss)	114	1,403	(711)	(20)	(363)	(2,782)	(2,359)
(Provision for) recovery of income taxes	—	(329)	—	—	—	9	(320)
Income (loss) from consolidated entities	114	1,074	(711)	(20)	(363)	(2,773)	(2,679)
Less: net (income) loss attributable to non-controlling interests, net of tax	—	(227)	—	—	54	—	(173)
Net income (loss)	$114	$847	$(711)	$(20)	$(309)	$(2,773)	$(2,852)
Adjusted EBITDA (1)	$2,028	$4,073	$(615)	$(20)	$(42)	$(1,833)	$3,591
Basic income (loss) per share	$0.00	$0.01	$(0.01)	$(0.00)	$(0.00)	$(0.03)	$(0.03)
Diluted income (loss) per share	$0.00	$0.01	$(0.01)	$(0.00)	$(0.00)	$(0.03)	$(0.03)

(1)
Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience through March 31, 2024, 80% interest in Rose LifeScience beginning on April 1, 2024, 85% interest in Leli through September 22, 2024, and our 100% interest in Leli beginning on September 23, 2024.

A detailed discussion of our consolidated and segment results can be found in the 10Q MD&A on the Village Farms website under Financial Reports (https://villagefarms.com/financial-reports/) within the Investors section.

Reconciliation of Net Income to Adjusted EBITDA

The following tables reflects a reconciliation of net income to Adjusted EBITDA, as presented by the Company:

	For The Three Months Ended March 31, 2025
(in thousands of U.S. dollars)	VF Fresh (Produce)	Canadian Cannabis	U.S. Cannabis	Clean Energy	Netherlands Cannabis	Corporate	Total
Net (loss) income	$(7,757)	$3,032	$58	$325	$(242)	$(2,119)	$(6,703)
Add:	—	—	—	—	—	—
Amortization and depreciation	1,991	2,574	49	—	315	44	4,973
Foreign currency exchange gain (loss)	48	(51)	—	—	—	(15)	(18)
Interest expense, net	514	141	—	—	—	(24)	631
Provision for income taxes	69	891	—	—	4	19	983
Share-based compensation	13	41	7	—	—	84	145
Adjustments attributable to non-controlling interest	—	70	—	—	—	—	70
Adjusted EBITDA (1)	$(5,122)	$6,698	$114	$325	$77	$(2,011)	$81

	For The Three Months Ended March 31, 2024
(in thousands of U.S. dollars)	VF Fresh (Produce)	Canadian Cannabis	U.S. Cannabis	Clean Energy	Netherlands Cannabis	Corporate	Total
Net income (loss)	$114	$847	$(711)	$(20)	$(309)	$(2,773)	$(2,852)
Add:	—	—	—	—	—	—
Amortization and depreciation	1,334	2,796	54	—	314	60	4,558
Foreign currency exchange gain	9	31	—	—	—	735	775
Interest expense (income), net	571	294	—	—	—	(154)	711
Provision for (recovery of) income taxes	—	329	—	—	—	(9)	320
Share-based compensation	—	55	42	—	—	308	405
Deferred financing fees	—	10	—	—	—	—	10
Other expenses	—	(35)	—	—	—	—	(35)
Adjustments attributable to non-controlling interest	—	(254)	—	—	(47)	—	(301)
Adjusted EBITDA (1)	$2,028	$4,073	$(615)	$(20)	$(42)	$(1,833)	$3,591

(1)
Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA presented for these segments may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect the underlying business performance of the Company.

This press release is intended to be read in conjunction with the Company’s Consolidated Financial Statements ("Financial Statements”) and Management’s Discussion & Analysis ("MD&A”) for the three months ended March 31, 2025 in the Company Form 10-Q, which will be filed on (www.sec.gov/edgar.shtml) and SEDAR (www.sedar.com) and will be available at www.villagefarms.com.

Conference Call & Webcast

Village Farms’ management team will host a conference call to discuss its first quarter 2025 financial results tomorrow, Tuesday, May 13, 2025, at 8:30 a.m. ET. Participants can access the conference call via a webcast at Village Farms First Quarter 2025 Conference Call Webcast or on the Company website at Village Farms - Events. Participants wanting to access the conference call by telephone must register in advance at Village Farms First Quarter 2025 Conference Call Registration to receive telephone dial-in information.

The live question and answer session will be limited to analysts; however, others are invited to submit questions ahead of the conference call via email at investorrelations@villagefarms.com. Management will address questions received via email during the question and answer session as time permits.

Conference Call Archive Access Information

For those unable to participate in the conference call at the scheduled time, it will be archived for replay beginning approximately one hour following completion of the call on Village Farms’ web site at http://villagefarms.com/investor-relations/investor-calls.

About Village Farms International

Village Farms leverages decades of experience in Controlled Environment Agriculture as a large-scale, vertically-integrated supplier of high-value, high-growth plant-based Consumer Packaged Goods. The Company has a strong foundation as the leading and longest-tenured fresh produce supplier to grocery and large-format retailers throughout the US and Canada, but is now focused predominantly on leveraging its decades of agricultural expertise to focus on high-growth cannabinoid opportunities internationally.

In Canada, the Company's wholly owned Canadian subsidiary, Pure Sunfarms, is one of the single largest cannabis operations in the world (2.2 million square feet of greenhouse production), the lowest-cost producer and one of Canada’s best-selling brands. The Company has an incremental 2.6 million square feet of greenhouse capacity available in Canada for future expansion, and also owns 80% of Québec-based, Rose LifeScience, a leading third-party cannabis products commercialization expert in the Province of Québec.

Internationally, Village Farms is targeting selected, nascent, legal cannabis opportunities with significant medium- and long-term potential. The Company exports medical cannabis from its EU GMP certified facility in Canada to a growing list of international markets including Germany, the United Kingdom, Israel, Australia, and New Zealand. The Company is expanding its international presence with additional export contracts to new countries and customers across the globe, and is now making selective strategic investments in international assets. In Europe, wholly-owned Leli Holland has one of 10 licenses growing and distributing recreational cannabis products within the Dutch Coffee Shop Experiment.

In the US, wholly-owned Balanced Health Botanicals is one of the leading CBD and hemp-derived brands and e-commerce platforms in the country. Subject to compliance with all applicable US federal and state laws and stock exchange rules, Village Farms plans to enter the US THC market via multiple strategies, leveraging its Texas-based greenhouse assets (5.5 million square feet of existing greenhouse capacity in West Texas), as well as the operational and product expertise gained through Pure Sunfarms' success in Canada.

Village Farms Clean Energy (VFCE), through a partnership with Atlanta-based Terreva Renewables, creates renewable natural gas from landfill gas at its Delta RNG facility. VFCE receives royalties on all revenue generated. This partnership reduces Vancouver’s greenhouse gas emissions by 475,000 metric tons of CO2 per year, equivalent to removing more than 100,000 vehicles off the road or the energy use equivalent of powering 51,300 homes for one year.

Cautionary Statement Regarding Forward-Looking Information

As used in this Press Release, the terms “Village Farms”, “Village Farms International”, the “Company”, “we”, “us”, “our” and similar references refer to Village Farms International, Inc. and our consolidated subsidiaries, and the term “Common Shares” refers to our common shares, no par value. Our financial information is presented in U.S. dollars and all references in this Press Release to “$” means U.S. dollars and all references to “C$” means Canadian dollars.

This Press Release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is subject to the safe harbor created by those sections. This Press Release also contains "forward-looking information" within the meaning of applicable Canadian securities laws. We refer to such forward-looking statements and forward-looking information collectively as "forward-looking statements". Forward-looking statements may relate to the Company's future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, tariffs, taxes, plans and objectives of or involving the Company, including statements regarding our anticipated future results, performance, achievements, prospects or opportunities, as well as statements regarding the greenhouse vegetable or produce industry, the cannabis industry and market and our energy segment. Particularly, this press release includes forward-looking statements regarding our proposed spin-out of produce assets into a new joint venture involving Vanguard Food Holdings as well as our expansion plans regarding Leli. In some cases, forward-looking information can be identified by such terms as "can", "outlook", "may", "might", "will", "could", "should", "would", "occur", "expect", "plan", "anticipate", "believe", "intend", "try", "estimate", "predict", "potential", "continue", "likely", "schedule", "objectives", or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this Press Release are subject to risks that may include, but are not limited to: our limited operating history in the cannabis and cannabinoids industry, including that of Pure Sunfarms, Corp. (“Pure Sunfarms”), Rose LifeScience Inc. (“Rose” or “Rose LifeScience”) and Balanced Health Botanicals, LLC (“Balanced Health”); risks relating to our ability to complete the proposed produce joint venture on the anticipated timeframe or at all, and to realize the anticipated benefits therefrom; the limited operational history of the Delta RNG Project in our energy segment and Leli Holland B.V. ("Leli"), and risks relating to realizing the anticipated expansion of Leli; the legal status of the cannabis business of Pure Sunfarms and Rose and the hemp business of Balanced Health and uncertainty regarding the legality and regulatory status of cannabis in the United States; risks relating to the integration of Balanced Health and Rose into our consolidated business; risks relating to obtaining additional financing on acceptable terms, including our dependence upon credit facilities and dilutive transactions; potential difficulties in achieving and/or maintaining profitability; variability of product pricing; risks inherent in the cannabis, hemp, CBD, cannabinoids, and agricultural businesses; our market position and competitive position; our ability to leverage current business relationships for future business involving hemp and cannabinoids; the ability of Pure Sunfarms and Rose to cultivate and distribute cannabis in Canada as well as exports; risks related to the start-up of international production at our Netherlands operations under Leli; potential inability to remain listed on the Nasdaq Capital Market (“Nasdaq”) if we do not regain compliance with Nasdaq’s minimum bid price requirement by October 13, 2025; risks relating to maintaining an active, liquid and orderly trading market for Common Shares as a result of the Company’s potential inability to regain compliance with the Nasdaq Stock Market’s listing rules; existing and new governmental regulations, including risks related to regulatory compliance and regarding obtaining and maintaining licenses required under the Cannabis Act (Canada), the Criminal Code and other Acts, S.C. 2018, C. 16 (Canada) for its Canadian operational facilities, and changes in our regulatory requirements; legal and operational risks relating to expected conversion of our greenhouses to cannabis production in Canada and in the United States; risks related to rules and regulations at the U.S. Federal (Food and Drug Administration and United States Department of Agriculture), state and municipal levels with respect to produce and hemp, cannabidiol-based products commercialization; retail consolidation, technological advances and other forms of competition; transportation disruptions; product liability and other potential litigation; retention of key executives; labor issues; uninsured and underinsured losses; vulnerability to rising energy costs; inflationary effects on costs of cultivation and transportation; recessionary effects on demand of our products; environmental, health and safety risks, foreign exchange exposure, risks associated with cross-border trade, including tariffs; difficulties in managing our growth; restrictive covenants under our credit facilities; natural catastrophes; elevated interest rates; and tax risks.

The Company has based these forward-looking statements on factors and assumptions about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this Press Release are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond the Company's control, which may cause the Company's or the industry's actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in the Company's filings with securities regulators, including the Company’s most recently filed Quarterly Report on Form 10-Q and the Company’s most recently filed annual report on Form 10-K.

When relying on forward-looking statements to make decisions, the Company cautions readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this Press Release relate only to events or information as of the date on which the statements are made in this Press Release. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact Information

Sam Gibbons

Senior Vice President, Corporate Affairs

Phone: (407) 936-1190 ext. 328

Email: sgibbons@villagefarms.com

Lawrence Chamberlain

LodeRock Advisors

Phone: (416) 519-4196

Email: lawrence.chamberlain@loderockadvisors.com

Village Farms International, Inc.

Condensed Consolidated Statements of Financial Position

(In thousands of United States dollars, except share data)

(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$15,125	$24,631
Trade receivables, net	34,954	33,665
Inventories, net	51,459	53,137
Other receivables	38	327
Prepaid expenses and deposits	3,298	4,259
Total current assets	104,874	116,019
Non-current assets
Property, plant and equipment, net	189,813	190,263
Investments	2,656	2,656
Goodwill	42,368	42,315
Intangibles, net	24,474	25,105
Deferred tax asset	918	1,005
Right-of-use assets	9,213	9,765
Other assets	2,788	2,178
Total assets	$377,104	$389,306
LIABILITIES
Current liabilities
Line of credit	$5,000	$4,000
Trade payables	15,305	24,499
Current maturities of long-term debt	4,819	8,142
Accrued sales taxes	8,392	8,740
Accrued loyalty program	763	1,029
Accrued liabilities	15,034	12,208
Lease liabilities - current	2,552	2,497
Income tax payable	1,673	51
Other current liabilities	1,023	1,053
Total current liabilities	54,561	62,219
Non-current liabilities
Long-term debt	34,384	32,420
Deferred tax liability	19,213	19,940
Lease liabilities - non-current	7,932	8,573
Other liabilities	3,061	2,196
Total liabilities	119,151	125,348
MEZZANINE EQUITY
Redeemable non-controlling interest	9,616	9,953
SHAREHOLDERS’ EQUITY
Common stock, no par value per share - unlimited shares authorized; 112,337,049 shares issued and outstanding at March 31, 2025 and 112,337,049 shares issued and outstanding at December 31, 2024.	387,349	387,349
Additional paid in capital	30,749	30,604
Accumulated other comprehensive loss	(18,042)	(18,932)
Retained earnings	(151,719)	(145,016)
Total shareholders’ equity	248,337	254,005
Total liabilities, mezzanine equity and shareholders’ equity	$377,104	$389,306

Village Farms International, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands of United States dollars, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Sales	$77,074	$78,077
Cost of sales	(65,734)	(62,564)
Gross profit	11,340	15,513
Selling, general and administrative expenses	(16,779)	(16,387)
Interest expense	(706)	(917)
Interest income	75	206
Foreign exchange loss	(84)	(878)
Other income	22	104
Loss before taxes	(6,132)	(2,359)
Provision for income taxes	(983)	(320)
Loss including non-controlling interests	(7,115)	(2,679)
Less: net loss (income) attributable to non-controlling interests, net of tax	412	(173)
Net loss attributable to Village Farms International, Inc. shareholders	$(6,703)	$(2,852)
Basic loss per share attributable to Village Farms International, Inc. shareholders	$(0.06)	$(0.03)
Diluted loss per share attributable to Village Farms International, Inc. shareholders	$(0.06)	$(0.03)
Weighted average number of common shares used in the computation of net loss per share (in thousands):
Basic	112,337	110,249
Diluted	112,337	110,249
Loss including non-controlling interests	$(7,115)	$(2,679)
Other comprehensive income (loss):
Foreign currency translation adjustment	965	(4,251)
Comprehensive loss including non-controlling interests	(6,150)	(6,930)
Comprehensive (income) loss attributable to non-controlling interests	339	115
Comprehensive loss attributable to Village Farms International, Inc. shareholders	$(5,811)	$(6,815)

Village Farms International, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands of United States dollars)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows provided by (used in) operating activities:
Loss including non-controlling interests	$(7,115)	$(2,679)
Adjustments to reconcile net loss attributable to Village Farms International, Inc. shareholders to net cash provided by (used in) operating activities:
Depreciation and amortization	4,973	4,558
Amortization of deferred charges	—	10
Interest expense	706	917
Interest paid on long-term debt	(794)	(1,062)
Unrealized foreign exchange loss	49	130
Non-cash lease expense	532	631
Share-based compensation	145	405
Deferred income taxes	(663)	330
Changes in non-cash working capital items	(4,209)	(3,290)
Net cash used in operating activities	(6,376)	(50)
Cash flows used in investing activities:
Purchases of property, plant and equipment	(2,539)	(1,876)
Issuance of note receivable	(300)	—
Net cash used in investing activities	(2,839)	(1,876)
Cash flows provided by (used in) financing activities:
Proceeds from borrowings	1,000	—
Repayments on borrowings	(1,384)	(1,442)
Net cash used in financing activities	(384)	(1,442)
Effect of exchange rate changes on cash and cash equivalents	93	(238)
Net decrease in cash, cash equivalents and restricted cash	(9,506)	(3,606)
Cash, cash equivalents and restricted cash, beginning of period	24,631	35,291
Cash, cash equivalents and restricted cash, end of period	$15,125	$31,685